Exhibit 10.2

SCHEDULE OF CHANGE IN CONTROL EMPLOYMENT AGREEMENTS

In accordance with the Instructions to Item 601 of Regulation S-K, the Registrant has omitted filing Change in Control Employment Agreements by and between Glatfelter Corporation and the following employees as exhibits to the Form 10-Q for the quarterly period ended September 30, 2023 because they are substantially identical to the Form of Change in Control Employment Agreement by and between Glatfelter Corporation and certain employees, which are filed as indicated below:

Exhibit 10.1 to the Form 10-Q for the quarterly period ended September 30, 2023.

Thomas M. Fahnemann

Boris Illetschko